UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 24, 2012

SONUS NETWORKS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34115	04-3387074
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

4 TECHNOLOGY PARK DRIVE, WESTFORD, MASSACHUSETTS 01886

(Address of Principal Executive Offices) (Zip Code)

(978) 614-8100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.   Completion of Acquisition or Disposition of Assets.

On August 24, 2012, Sonus Networks, Inc. (“Sonus”) completed its acquisition of Network Equipment Technologies, Inc., a Delaware corporation (“NET”), pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of June 18, 2012, by and among Sonus, Navy Acquisition Subsidiary, Inc., a Delaware corporation and a wholly owned subsidiary of Sonus (“Transitory Sub”), and NET.  On August 24, 2012, in accordance with the Merger Agreement and the Delaware General Corporation Law, Transitory Sub merged with and into NET (the “Merger”), with NET surviving the Merger as a wholly owned subsidiary of Sonus.

In connection with the consummation of the Merger, each outstanding share of NET common stock (other than shares of NET common stock owned by NET, Sonus, Transitory Sub, or any of their direct or indirect wholly owned subsidiaries) was converted into the right to receive $1.35 in cash per share (the “Merger Consideration”), for an aggregate of approximately $41.5 million.

Also pursuant to the Merger Agreement, Sonus assumed NET’s Amended and Restated 1993 Stock Option Plan, Amended and Restated 1997 Stock Option Program and 2008 Equity Incentive Plan (the “Seller Stock Plans”), as well as all outstanding in-the-money stock options, all outstanding restricted stock units and all unissued shares reserved for further issuance under the Seller Stock Plans.  Sonus will substitute shares of its common stock for shares of NET’s common stock under the Seller Stock Plans.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which is filed herewith as Exhibit 2.1 and is incorporated herein by reference.

The Merger Agreement has been attached as an exhibit to provide investors with information regarding its terms.  It is not intended to provide any other factual information about Sonus, NET or Transitory Sub.  The representations, warranties and covenants contained in the Merger Agreement were made solely for the purposes of the Merger Agreement and the benefit of the parties to the Merger Agreement, and may be subject to limitations agreed upon by the contracting parties.  Certain of the representations and warranties were made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts.  In addition, the representations and warranties contained in the Merger Agreement (i) are qualified by information in a confidential disclosure schedule that the parties have exchanged, (ii) were made only as of the dates specified in the Merger Agreement or the confidential disclosure schedule and (iii) in some cases are subject to qualifications with respect to materiality, knowledge and/or other matters, including standards of materiality applicable to the contracting parties that differ from those applicable to investors.  Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Sonus public disclosures.  Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts or condition of Sonus or any of its subsidiaries or affiliates.

A copy of the press release issued by Sonus on August 27, 2012, announcing the completion of the Merger is filed herewith as Exhibit 99.1 and is incorporated into this Item 2.01 by reference.

Item 9.01.                                          Financial Statements and Exhibits.

(a)           Financial Statements of Businesses Acquired

The financial statements required by this item relating to the acquisition described under Item 2.01 are not being filed herewith. To the extent such information is required by this item, it will be filed by amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed with respect to such acquisition.

(b)           Pro Forma Financial Information

The pro forma financial information required by this item relating to the acquisition described under Item 2.01 is not being filed herewith. To the extent such information is required by this item, it will be filed by amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed with respect to such acquisition.

(d)                                 Exhibits:

Exhibit No.	Description

2.1

Agreement and Plan of Merger, dated as of June 18, 2012, by and among Sonus Networks, Inc., Navy Acquisition Subsidiary, Inc. and Network Equipment Technologies, Inc. (incorporated by reference to the exhibit with the corresponding exhibit number in Sonus’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 19, 2012).

99.1	Press release dated August 27, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONUS NETWORKS, INC.

Date: August 27, 2012	By:	/s/ Jeffrey M. Snider
Jeffrey M. Snider
Senior Vice President, General Counsel and
Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1

Agreement and Plan of Merger, dated as of June 18, 2012, by and among Sonus Networks, Inc., Navy Acquisition Subsidiary, Inc. and Network Equipment Technologies, Inc. (incorporated by reference to the exhibit with the corresponding exhibit number in Sonus’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 19, 2012).

99.1	Press Release dated August 27, 2012.